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                                  EXHIBIT 99

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FINANCIAL CORPORATION

                                         Contact:   David Sklar
                                                    Aames Financial Corporation
                                                    (323) 210-5311



For Immediate Release


AAMES FINANCIAL CORPORATION APPOINTS DAVID H. ELLIOTT TO THE BOARD OF DIRECTORS

LOS ANGELES, CA., December 2, 1999 - Aames Financial Corporation (NYSE: AAM), a leader in subprime home equity lending, announced today that David H. Elliott has been appointed to the Board of Directors of the Company. The Company also announced that Mr. Elliott was appointed to the Audit Committee and the Stock Option Committee of the Board of Directors.

   Mr. Elliott has three decades of experience in the insurance and financial guarantee industries and is the chairman of the executive committee of the board of directors of MBIA, Inc. and the former chairman of the board and chief executive officer of MBIA, Inc. and its largest operating company, MBIA Insurance Corporation.

   "We are excited that David has joined the Board of Directors," said A. Jay Meyerson, the Company's Chief Executive Officer. "David brings valuable experience from the financial and insurance industries, as well as leadership abilities to Aames that will be useful in our effort to achieve our strategic objectives of positioning Aames as a prudent, profitable, and innovative leader in the home equity industry."

   In 1986, Mr. Elliott was appointed president and chief operating officer of MBIA, Inc. and was later appointed as a director. He became chief executive officer of MBIA, Inc. on January 1, 1992, and added the title of chairman two years later. Mr. Elliott relinquished the chief executive officer position in

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January 1999 and the chairmanship in May 1999.  Mr. Elliott remains as a member of the board of directors and the chairman of the executive committee of MBIA, Inc.

   "I look forward to working with the management team at Aames and playing an active role in the Company," said Mr. Elliott. "As a member of the Board of Directors and the Audit and Stock Option Committees, I hope to be able to contribute to the future success of the Company."

   Mr. Elliott will fill the vacancy created by the resignation of Neil B. Kornswiet from the Board on November 30, 1999. The Company also announced that Mr. Kornswiet is no longer employed by the Company.

Aames Financial Corporation is a leading home equity lender that, as of September 30, 1999, operates 101 retail branches, and 35 broker offices, serving customers across the country.

From time to time the Company may publish forward-looking statements relating to such matters as anticipated financial performance, business prospects and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause the Company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. The risks and uncertainties that may affect the operations, performance and results of the Company's business include the following: negative cash flow and continued access to outside sources of cash to fund operations; third party rights to terminate mortgage servicing; high delinquencies and losses in our securitization trusts; dependence on funding sources; Year 2000 compliance and technological enhancements; prepayment risk; changes in interest rates; basis risk; prolonged interruptions or reductions in the secondary market for mortgage loans; timing of loan sales; dependence on broker network; competition; concentration of operations in California; economic conditions; contingent risks on loans we sell; government regulation; changes in federal income tax laws; our ability to pay dividends and the concentrated ownership of our controlling stockholder. For a more complete discussion of these risks and uncertainties, see "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - Risk Factors" in the Company's Annual Report on Form 10-K and 10-K/A for the fiscal year ended June 30, 1999 and "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations - Risk Factors" in Form 10-Q for the quarter ended September 30, 1999, and subsequent Company Filings with the United States Securities and Exchange Commission.

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